UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2015

China Media Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-0521269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 10128, No. 269-5-1 Taibai South Road, Yanta District, Xi'an City, Shaan'xi Province, China	710068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (86) 298765-1114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Shuncheng Ma resigned from the positions of Chief Financial Officer and Treasurer of the Board of Directors of China Media Inc (“Company”), effective immediately. Shuncheng Ma’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same day, June 25, 2015, the Board of Directors of the Company appointed Ruijuan Hou as the new Chief Financial Officer and the Treasurer of the Board of Directors, effective immediately.

Ms. Ruijuan Hou, age 27, graduated from Xi’an Science and Technology University in 2013 and received an accounting degree. From August 2013 to July 2014, she was the accounting staff at Shaanxi Hengtai Mingji Trade Co, Ltd. From August 2014 to July 2015, she was the head of the accounting department of Shaanxi Hengtai Mingji Trade Co, Ltd, in charge of the general accounting matters of the company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015	CHINA MEDIA INC.

	By:	/s/Dean Li
Dean Li
President, Chief Executive Officer, Secretary and Director